SCHEDULE 14A

                            SCHEDULE 14A INFORMATION
                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934
                               (Amendment No. __)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[ ] Definitive Proxy Statement
[x] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section
    240.14a-12

                              USAA Investment Trust
                    ---------------------------------------
               (Name of Registrant as Specified In Its Charter)
                   (Name of Person(s) Filing Proxy Statement,
                         if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)  Title of each class of securities to which transaction applies:
    ___________________________________________________________________________

2)  Aggregate number of securities to which transaction applies:
    ___________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
    ___________________________________________________________________________

4)  Proposed maximum aggregate value of transaction:
    ___________________________________________________________________________

5)  Total fees paid:
    ___________________________________________________________________________

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)  Amount Previously Paid:
    ___________________________________________________________________________

2)  Form, Schedule or Registration Statement No.:
    ___________________________________________________________________________

3)  Filing Party:
    ___________________________________________________________________________

4)  Date Filed:
    ___________________________________________________________________________

Hi, my name is I'm calling from USAA Investment Management Company. May I please speak with ______________? (If shares are registered jointly, ask to speak with one of the shareholders. If shares are registered in the form of an entity, ask to speak with someone authorized to vote the shares.)

WHEN CORRECT SHAREHOLDER COMES ON THE LINE:

          Hi Mr./Ms._________ , my name is and I am calling from USAA Investment Management Company because you are a shareholder of USAA Funds. Recently you were mailed proxy materials for the upcoming special meeting of Shareholders scheduled for July 19, 2006 at 2:00PM. Have you received this material?

IF THE SHAREHOLDER ANSWERS:
          Hi Mr./Ms._________, I am calling from USAA Investment Management Company because you are a shareholder of USAA Funds. Recently you were mailed proxy material for the upcoming special meeting of Shareholders scheduled for July 19, 2006.

HAVE YOU RECEIVED THIS MATERIAL?

                                  IF RECEIVED:

         Have you had a chance to review the material and are there any questions I can answer for you?

         Please be aware that as a shareholder, your vote is important. For your convenience I can transfer you directly to ADP to cast your vote. For verification purposes, ADP will ask you for your name and address. (TRANSFER MEMBER TO ADP REPRESENTATIVE AT 1-877-333-2365)

                   IF MEMBER DOES NOT WANT TO BE TRANSFERRED:
         You may vote online at WWW.PROXYVOTE.COM or use the automated phone system. The number is 1-800-690-6903. The only thing you will need for online voting or the automated phone system is the 12 digit boxed number on your proxy card. You can also fill out your proxy card, sign it, date it and mail it back in the prepaid envelope. Thank you again for your time today, and have a wonderful day/evening.

                                IF NOT RECEIVED:
         I can resend the voting material to you. You should receive it within 3 to 5 business days. Once received and reviewed there are several options for you to place your vote. . You may call me back at 1-800-531-8448 and I can transfer you to ADP to cast your vote or you may vote online at WWW.PROXYVOTE.COM or you can use the automated phone system. The number is 1-800-690-6903. The only thing you will need for online voting or the automated phone system is the control number on your proxy card, which is the 12 digit boxed number on your proxy card. You can also fill out your proxy card, sign it, date it and mail it back in the

                             FOR INTERNAL USE ONLY
                    May be shared with USAA employees only.

          prepaid envelope. Thank you again for your time today, and have a wonderful day/evening.

                          IF NO (REGARDING RE-MAILING):
         Mr./Ms. __________________ may I please verify your mailing address so I may send you another copy of this material?

                       VERIFY ADDRESS AND MAKE ANY CHANGES.

         The new package will be mailed out in the next 24 hours and you should receive it within 3-5 business days.

          Mr./Ms.___________________ would you like me to schedule a call back in a few days after you have had a chance to review the material? WE WILL GIVE YOU A CALL WITHIN A WEEK ONCE YOU HAVE HAD TIME TO REVIEW THE MATERIAL. THANK YOU FOR YOUR TIME AND HAVE A GREAT DAY/EVENING.


                               IF NOT INTERESTED:

         Sorry for the inconvenience today. Please be aware that as a shareholder, your vote is important. Please vote your shares at your earliest convenience. You may call me back at 1-800-531-8448 and I can transfer you to ADP to cast your vote or you may vote online at WWW.PROXYVOTE.COM or you can use the automated phone system. The number is 1-800-690-6903. The only thing you will need for online voting or the automated phone system is the control number on your proxy card, which is the 12 digit boxed number on your proxy card. You can also fill out your proxy card, sign it, date it and mail it back in the prepaid envelope. Thank you again for your time today, and have a wonderful day/evening.

                             REQUEST FOR CALL BACK:

          Thank you very much Sir/Madame, we will give you a call back at your convenience on __________ at _____________ o'clock your time. Should you have any further questions prior to our call back, please feel free to call us back at 1-800-531-8448. Thank you for your time and have a great day/evening.

                           ANSWERING MACHINE MESSAGE:

          Hi, my name is _________________________ I'm calling from USAA Investment Management Company. As a USAA Fund Shareholder, you should have received material in the mail recently concerning the Special Meeting of Shareholders scheduled for July 19, 2006.

Your vote is very important. You can provide your vote quickly and easily by touchtone phone, Internet or by mail. Your proxy card has all of the details or you may call us toll free at 1-800-531-8448 to answer any questions you may have. Thank you in advance for your time and have a great day/evening.


                            FOR INTERNAL USE ONLY
                    May be shared with USAA employees only.